Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of  August 20, 2020 , among Koppers Utility Services LLC, a Pennsylvania limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of Koppers Inc. (or its permitted successor), a Pennsylvania corporation (the “Issuer”), the Issuer, Koppers Holdings Inc., as a Guarantor, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 25, 2017 providing for the issuance of 6.00% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  August 20, 2020

KOPPERS INC.,

a Pennsylvania corporation

By:/s/ Jimmi Sue Smith____
Name:  Jimmi Sue Smith
Title:    Vice President, Finance and Treasurer

KOPPERS HOLDINGS INC., a Pennsylvania corporation

By: /s/ Jimmi Sue Smith _____	Name: Jimmi Sue Smith Title: Vice President, Finance and Treasurer

Subsidiary Guarantors:

KOPPERS UTILITY SERVICES LLC,

a Pennsylvania limited liability company

By:/s/ Jimmi Sue Smith _____
Name:   Jimmi Sue Smith
Title:     Treasurer

KOPPERS DELAWARE, INC.,
a Delaware corporation

By:/s/ Jimmi Sue Smith
Name:  Jimmi Sue Smith
Title:    Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION,
a Delaware corporation

By:/s/ Stephanie L. Apostolou
Name:  Stephanie L. Apostolou
Title:    Secretary

KOPPERS ASIA LLC,
a Delaware limited liability company

By:/s/ Jimmi Sue Smith
Name:   Jimmi Sue Smith
Title:     Treasurer

KOPPERS VENTURES INC.,
a Delaware corporation

By:/s/ Jimmi Sue Smith
Name:  Jimmi Sue Smith
Title:    Treasurer

KOPPERS PERFORMANCE CHEMICALS INC.,
a New York corporation

By:/s/ Jimmi Sue Smith
Name:  Jimmi Sue Smith
Title:    Treasurer

KOPPERS RAILROAD STRUCTURES INC.,
a Delaware corporation

By:/s/ Jimmi Sue Smith
Name:  Jimmi Sue Smith
Title:    Treasurer

KOPPERS NZ LLC,
a New York limited liability company

By:/s/ Stephanie L. Apostolou
Name:   Stephanie L. Apostolou
Title:     Manager

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY,
a Nevada limited liability company

By:/s/ Stephanie L. Apostolou
Name:   Stephanie L. Apostolou
Title:     Manager

WOOD PROTECTION MANAGEMENT LLC,
a Nevada limited liability company

By:/s/ Stephanie L. Apostolou
Name:   Stephanie L. Apostolou
Title:     Manager

KOPPERS RECOVERY RESOURCES  LLC,

a Kansas limited liability company

By:/s/ Jimmi Sue Smith_____________________
Name:  Jimmi Sue Smith
Title:    Treasurer

WOOD PROTECTION LP,
a Texas limited partnership

By: WOOD PROTECTION MANAGEMENT LLC,
its General Partner

By:  /s/ Stephanie L. Apostolou
Name:   Stephanie L. Apostolou
Title:     Manager

KOPPERS UTILITY AND INDUSTRIAL PRODUCTS INC., a South Carolina corporation

By:/s/ Jimmi Sue Smith_____________
Name:  Jimmi Sue Smith
Title:    Treasurer

COX WOOD PRESERVING COMPANY,

a South Carolina corporation

By:/s/ Jimmi Sue Smith_____________
Name:   Jimmi Sue Smith
Title:     Treasurer

STRUCTURAL WOODS PRESERVING CO.,

a North Carolina corporation

By:/s/ Jimmi Sue Smith______________

Name:  Jimmi Sue Smith

Title:    Treasurer

COVE CITY WOOD PRESERVING, INC.,

a North Carolina corporation

By:/s/ Jimmi Sue Smith______________
Name:  Jimmi Sue Smith
Title:    Treasurer

CAROLINA POLE, INC.

a South Carolina corporation

By:/s/ Jimmi Sue Smith_______________
Name:  Jimmi Sue Smith
Title:    Treasurer

NORTH - SOUTH WOOD PRESERVING COMPANY, INC., a South Carolina corporation

By:/s/ Jimmi Sue Smith______________
Name:  Jimmi Sue Smith
Title:    Treasurer

CAROLINA POLE LELAND, INC.,

a South Carolina corporation

By:/s/ Jimmi Sue Smith__________
Name:  Jimmi Sue Smith
Title:    Treasurer

LELAND LAND LLC,

a North Carolina limited liability company

By:/s/ Jimmi Sue Smith______________
Name:  Jimmi Sue Smith
Title:    Treasurer

COX WOOD OF ALABAMA, LLC,

an Alabama limited liability company

By:/s/ Jimmi Sue Smith______________
Name:  Jimmi Sue Smith
Title:    Treasurer

NATIONAL WOOD SOURCING, LLC,

a South Carolina limited liability company

By:/s/ Jimmi Sue Smith______________
Name:  Jimmi Sue Smith
Title:    Treasurer

SUSTAINABLE MANAGEMENT SYSTEMS LLC,

a South Carolina limited liability company

By:/s/ Jimmi Sue Smith______________
Name:  Jimmi Sue Smith
Title:    Treasurer

ATLANTIC POLE - GEORGIA, LLC,

a South Carolina limited liability company

By:/s/ Jimmi Sue Smith_____________
Name:  Jimmi Sue Smith
Title:    Treasurer

ATLANTIC POLE - VIRGINIA, LLC,

a South Carolina limited liability company

By:/s/ Jimmi Sue Smith_____________
Name:  Jimmi Sue Smith
Title:    Treasurer

KOPPERS RECOVERY RESOURCES LLC,

a South Carolina limited liability company

By:/s/ Jimmi Sue Smith____________
Name:  Jimmi Sue Smith
Title:    Treasurer

RUBY’S CORNER, LLC,

a South Carolina limited liability company

By:/s/ Jimmi Sue Smith____________
Name:  Jimmi Sue Smith
Title:    Treasurer

SWEETWATER WOOD HOLDINGS, LLC,

a South Carolina limited liability company

By:/s/ Jimmi Sue Smith_____________
Name:  Jimmi Sue Smith
Title:    Treasurer

Exhibit 4.1

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:/s/ Tina D. Gonzalez
Authorized Signatory

306336157.3